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                                                                    Exhibit 99.1

                                                                    NEWS RELEASE
  ScanSoft(R)                                                FROM SCANSOFT, INC.
  Productivity
     Without Boundaries (TM)

                                                           FOR IMMEDIATE RELEASE
  CONTACTS:

  RICHARD MACK                                                    JONNA SCHUYLER
  ScanSoft, Inc.                                                  ScanSoft, Inc.
  Tel: 978-977-2175                                            Tel: 617-428-4444
  Email: richard.mack@scansoft.com            Email: jonna.schuyler@scansoft.com
         -------------------------                   ---------------------------

                           JAMIE ARNOLD JOINS SCANSOFT
                           AS CHIEF FINANCIAL OFFICER

       BRINGS MORE THAN 20 YEARS OF OPERATIONAL AND FINANCIAL EXPERTISE TO
                            EXECUTIVE MANAGEMENT TEAM


PEABODY, MASS., SEPTEMBER 28, 2004 - ScanSoft, Inc. (Nasdaq: SSFT), the global leader of speech and imaging solutions, today announced that it has named James ("Jamie") R. Arnold, Jr. to the position of senior vice president and chief financial officer, effective immediately. Mr. Arnold will be responsible for ScanSoft's accounting and controls, financial planning and analysis, and Sarbanes-Oxley and corporate governance initiatives. He will report directly to Paul Ricci, ScanSoft's chairman and chief executive officer.

Mr. Ricci stated, "We are delighted to welcome Jamie to ScanSoft. Jamie is a highly regarded professional who brings a wealth of experience in large software companies and strong financial and operational skills to this position. His recent experience designing and implementing Sarbanes-Oxley certification processes, extensive involvement in virtually every aspect of corporate finance at Cadence Design Systems and Ascential Software and early career as an auditor have established his credibility with both the financial and accounting community. I am confident that Jamie's expertise and proven leadership capabilities will be valuable assets to our organization, and I look forward to working closely with him and our management team to continue building on ScanSoft's strong financial foundation."

"ScanSoft is an innovative and entrepreneurial company that is on an exciting growth trajectory. I look forward to the opportunity to help drive ScanSoft's continued expansion, enhance its operations and financial stability, and generate additional value for all stakeholders," said Jamie Arnold.

Mr. Arnold is a Certified Public Accountant with an extensive background in financial management, operations and accounting. He most recently served as corporate vice president and corporate controller of Cadence Design Systems, Inc. Previously, he held a variety of increasingly senior positions at Ascential Software, Inc., including vice president and chief financial officer. Prior to joining Ascential in 1997, Mr. Arnold was the corporate controller at Centura Software Corporation. Mr. Arnold began his career in 1983 at Price Waterhouse LLP (now PricewaterhouseCoopers) as an auditor and consultant.

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Mr. Arnold has a Bachelor of Business Administration degree in finance from
Delta State University in Cleveland, Mississippi and a Master of Business Administration degree from Loyola University in New Orleans, Louisiana.

David Gerth, who has held this position since August of 2003, is leaving the company to spend time with his family and pursue other interests. "We want to wish David well in his endeavors and thank him for the contributions he made to ScanSoft during his tenure here," added Mr. Ricci. "David was instrumental in implementing our Oracle system globally and integrating and consolidating our operations following the SpeechWorks' acquisition, and we appreciate his help in accomplishing these important goals."

ABOUT SCANSOFT, INC.

ScanSoft, Inc. (Nasdaq: SSFT) is the global leader of speech and imaging solutions that are used to automate a wide range of manual processes - saving time, increasing worker productivity and improving customer service. For more information regarding ScanSoft products and technologies, please visit www.ScanSoft.com.

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